UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/21/2008

HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13790

Delaware	76-0336636
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)

713-690-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 21, 2008, HCC Insurance Holdings, Inc. (the "Company") announced in a press release that it reached a settlement with the United States Securities and Exchange Commission("SEC") by consenting to the entry of a permanent injunction against future violations of the reporting, books and records, and internal controls provisions of the federal securities laws. The Company neither admitted nor denied the allegations contained in the SEC's complaint.

The settlement, together with the federal court's recent final order disposing of the class action litigation, resolves completely the previously disclosed SEC investigation into the Company's historical stock option granting practices. The SEC made no allegations of fraud against the Company, and the Company was not required to pay any civil penalty, fine, or money damages as part of the settlement.

A copy of the Company's press release announcing the settlement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

No.        Exhibit
99.1        Press Release issued by HCC Insurance Holdings, Inc. dated July 21, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

Date: July 22, 2008	By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release